UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   August 5, 2004
                                                    --------------




                        BNP Residential Properties, Inc.
             (Exact name of registrant as specified in its charter)



Maryland                              1-9496                    56-1574675
--------                              ------                    ----------
(State of incorporation)     (Commission File Number)         (IRS Employer
                                                             Identification No.)



             301 S. College Street, Suite 3850, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100















                                                     Total number of pages: 4


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Item 5.  Other Events

ACQUISITION OF FAIRINGTON APARTMENTS

         Effective August 5, 2004, BNP Residential Properties, Inc. acquired the Fairington Apartments, located in Charlotte, North Carolina. We acquired this community from The TC-Fairington Company, an unaffiliated party, for a contract price of $18.5 million, paid in cash.

         The 33-acre property consists of 250 one-, two- and three-bedroom apartments homes. The property also includes two swimming pools, two tennis courts, and an exercise facility. At the acquisition date, physical occupancy was approximately 91%, with an average base rental rate on occupied units of approximately $700 per month. We expect to spend approximately $400,000 for acquisition improvements at this community during the next 12 to 24 months.

         We funded the Fairington acquisition by the placement of a $13.4 million first deed of trust loan from SouthTrust Bank, N.A., at a variable rate of 30-day LIBOR plus 1.75% for a three-year term with an optional 24-month extension, along with a draw on our line of credit secured by Latitudes Apartments.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. Following this acquisition, BNP now owns and operates 24 apartment communities containing 5,921 apartments and provides third-party management services for 7 multi-family communities containing 1,799 units. In addition to the apartment properties, we own 40 restaurant properties that we lease on a triple-net basis to a restaurant operator. We currently operate in the states of North Carolina, South Carolina and Virginia.

         BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, which we refer to as the operating partnership. All of our operations are conducted through the operating partnership.

         We issued a press release on August 5, 2004, to announce this acquisition. A copy of this press release is included as Exhibit 99.1 to this report.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

99.1 Press Release, dated August 5, 2004, "BNP Residential Properties Announces the Acquisition of Fairington Apartments"


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BNP Residential Properties, Inc.
                                  (Registrant)



August 9, 2004                    by:   /s/ Pamela B. Bruno
                                     ------------------------------------
                                  Pamela B. Bruno
                                  Vice President, Treasurer and
                                  Chief Accounting Officer

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